Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the accompanying Quarterly Report of QuantRx Biomedical Corporation (the "Company") on Form 10-Q for the period ending June 30, 2015, as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, Shalom Hirschman, Principal Executive and Principal Financial and Accounting Officer of the Company, certifies, to my best knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 17, 2015	/s/ Shalom Hirschman
Shalom Hirschman Principal Executive, Financial and Accounting Officer